Exhibit 4.3

FIRST SUPPLEMENTAL INDENTURE, dated as of August 13, 2008 (this “Supplemental Indenture”), among TruGreen LandCare, a California general partnership (the “Subsidiary Guarantor”), and The ServiceMaster Company, a corporation duly organized and existing under the laws of the State of Delaware (and its successors and assigns, the “Company”), and each other existing Subsidiary Guarantor under the Indenture referred to below (the “Existing Guarantors”), and Wilmington Trust FSB, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore become parties to the Indenture, dated as of July 24, 2008, (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 10.75%/11.50% Senior Toggle Notes due 2015 of the Company (the “Notes”);

WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall guarantee the Company’s Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;

WHEREAS, the Subsidiary Guarantor desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Subsidiary Guarantor has guaranteed, and on such Subsidiary Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreements; and

WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.  Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.  Agreement to Guarantee.  The Subsidiary Guarantor hereby agrees, jointly and severally with all other Subsidiary Guarantors and fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.

3.  Termination, Release and Discharge.  The Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and the Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.

4.  Parties.  Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of the Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.

5.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

6.  Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.

7.  Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

8.  Headings.  The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

TRUGREEN LANDCARE,
as Subsidiary Guarantor
By: TRUGREEN LANDCARE L.L.C., its general
partner

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

By: TRUGREEN COMPANIES L.L.C., its
general partner

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

THE SERVICEMASTER COMPANY

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President and Chief
Financial Officer

EXISITING GUARANTORS:

INSTAR SERVICES GROUP, INC.

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

INSTAR SERVICES GROUP, L.P.
By: INSTAR SERVICES MANAGEMENT,
LLC, its general partner

By:	/s/ James L. Coggin
Name: James L. Coggin
Title: Assistant Secretary

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

INSTAR SERVICES HOLDINGS, LLC

By:	/s/ James L. Coggin
Name: James L. Coggin
Title: Assistant Secretary

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

INSTAR SERVICES MANAGEMENT, LLC

By:	/s/ James L. Coggin
Name: James L. Coggin
Title: Assistant Secretary

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

MERRY MAIDS LIMITED PARTNERSHIP
By: MM MAIDS L.L.C., its general partner

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

MM MAIDS L.L.C.

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

SERVICEMASTER CONSUMER SERVICES, INC.

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

SERVICEMASTER CONSUMER SERVICES
LIMITED PARTNERSHIP
By: SERVICEMASTER CONSUMER SERVICES,
INC., its general partner

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

SERVICEMASTER HOLDING CORPORATION

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

SERVICEMASTER MANAGEMENT
CORPORATION

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

SERVICEMASTER RESIDENTIAL/COMMERCIAL
SERVICES LIMITED PARTNERSHIP
By: SM CLEAN L.L.C., its general partner

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

SM CLEAN L.L.C.

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

TERMINIX INTERNATIONAL, INC.

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

THE TERMINIX INTERNATIONAL COMPANY
LIMITED PARTNERSHIP
By: TERMINIX INTERNATIONAL, INC., its general
partner

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

TRUGREEN COMPANIES L.L.C.

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

TRUGREEN, INC.

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

TRUGREEN LANDCARE L.L.C.

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

TRUGREEN LIMITED PARTNERSHIP
By: TRUGREEN, INC., its general partner

By:	/s/ Steven J. Martin
Name: Steven J. Martin
Title: Senior Vice President

By:	/s/ Greerson G. McMullen
Name: Greerson G. McMullen
Title: Senior Vice President

WILMINGTON TRUST FSB, as Trustee

By:	/s/ Joseph P. O’Donnell
Name: Joseph P. O’Donnell
Title: Vice President